UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024

AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14191 Myford Road, Tustin, California 92780

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

__________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CDMO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On March 6, 2024, Avid Bioservices, Inc. (the “Company”) issued a press release announcing certain preliminary financial results as of and for its third quarter and nine months ended January 31, 2024. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 2.02 and Exhibit 99.1 hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.02	Unregistered Sales of Equity Securities.

On March 6, 2024, the Company entered into separate privately negotiated subscription agreements with certain investors to sell and issue $160 million aggregate principal amount of 7.00% Convertible Senior Notes due 2029 (the “2029 Notes”). The sale and issuance of the 2029 Notes will be effected in reliance on Section 4(a)(2) of the Securities Act (the “Offering”). All of the purchasers of the 2029 Notes are “qualified institutional buyers” as that term is defined in Rule 144A of the Securities Act. The Company anticipates that the closing of the Offering will occur on or about March 12, 2024, subject to customary closing conditions.

The 2029 Notes will represent senior unsecured obligations of the Company and will pay interest semiannually in arrears on each of March 1 and September 1, commencing on September 1, 2024, at a rate of 7.00% per annum. The 2029 Notes will mature on March 1, 2029, unless earlier converted or repurchased. The 2029 Notes will be convertible at the option of the holders in certain circumstances into cash, shares of the Company’s common stock or a combination of cash and the Company’s common stock, at the Company’s election. The initial conversion rate is 101.1250 shares of the Company’s common stock per $1,000 principal amount of 2029 Notes, which is equivalent to an initial conversion price of approximately $9.89 per share, and will be subject to customary anti-dilution adjustments. The Company may not redeem the 2029 Notes prior to the maturity date.

The Company expects to use a portion of the net proceeds from the Offering (i) to repurchase for cash a portion of the Company’s 1.250% Exchangeable Senior Notes due 2026 (“2026 Notes”) in privately negotiated transactions from certain noteholders and (ii) to the extent there are 2026 Notes outstanding after such repurchases, to repay in full any remaining outstanding 2026 Notes by depositing the required payoff amount with the trustee under the indenture for the 2026 Notes. As described in more detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2024, all of the 2026 Notes have been accelerated and have become due and payable pursuant to an acceleration notice.

The Company issued a press release to announce the Offering on March 6, 2024 and issued a press release to announce the pricing of the Offering on March 6, 2024, copies of which are filed as Exhibit 99.2 and Exhibit 99.3 to this Current Report, respectively.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Forward-Looking Statements

Statements in this report, which are not purely historical, including statements regarding the timing, size and expected completion of the offering of 2029 Notes, the use of proceeds from the Offering, and other statements that are not statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, those related to market and other conditions; the risk that the conditions to the closing of the Offering are not satisfied; and other risks and uncertainties that are described in the Risk Factors section of our annual report on Form 10-K for the fiscal year ended April 30, 2023, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this report, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this report except as may be required by law.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Number

99.1	Press Release Announcing Certain Preliminary Financial Results, dated March 6, 2024
99.2	Press Release Announcing Convertible Note Offering, dated March 6, 2024
99.3	Press Release Announcing Pricing of Convertible Note Offering, dated March 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: March 7, 2024	By:	/s/ Daniel R. Hart
Daniel R. Hart
Chief Financial Officer

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